UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 21, 2010

THE SAVANNAH BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
State of Incorporation	SEC File No.	Tax I.D. No.

25 Bull Street, Savannah, GA 31401
(Address of principal executive offices) (Zip Code)

912-629-6486
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

The Savannah Bancorp Annual Meeting of  Shareholders was held on April 21, 2010 (the “Annual Meeting”). At the Annual Meeting  4,137,581 shares of common stock, or approximately 70% of the 5,937,689 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

Set forth are the matters acted upon by The Savannah Bancorp, Inc. shareholders and the final voting results on each matter.

1.	Election of Directors. Four Directors were nominated by the Board of Directors for re-election, each to hold office for a three year term expiring at the Annual Meeting of Shareholders in 2013.  Results of voting were as follows:

	Voted For	Votes Withheld	Broker Non-vote
Russell W. Carpenter	3,055,438	278,641	804,502
Clifford H. Dales	3,310,859	23,220	804,502
J. Wiley Ellis	3,025,240	308,839	804,502
Aaron M. Levy	3,307,423	26,656	804,502

        2.    Ratification of Independent Registered Public Accountants.
Shareholders voted to approve the selection of Mauldin & Jenkins, LLP as independent registered public accountants to audit the Company’s financial statements for the year 2010. There were 4,075,700 shares of common stock voted in favor of the ratification and 12,193 shares of common stock voted against.  The holders of 49,688 shares of common stock abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Savannah Bancorp, Inc. (Registrant)

By: /s/ Michael W. Harden, Jr.       Date: April 23, 2010
Michael W. Harden, Jr.
Chief Financial Officer